Exhibit 15.1

[Letterhead of Maples and Calder]

Our ref: JJH\604835\6028963v1

Direct +852 3690 7444

Email jack.huang@maplesandcalder.com

The9 Limited

Building No. 3, 690 Bibo Road

Zhang Jiang Hi-Tech Park

Pudong New Area, Pudong

Shanghai 201203

People’s Republic of China

April 18, 2013

Dear Sirs,

The9 Limited (the “Company”)

We consent to the reference to our firm under the heading “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2012, which will be filed with the Securities and Exchange Commission in the month of April 2013.

Yours faithfully

/s/ Maples and Calder

Maples and Calder